EXHIBIT (a)(1)(iii)

INTEGRATED DEVICE TECHNOLOGY, INC.

ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS

(FOR USE BY FACSIMILE)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 p.m., PACIFIC TIME, ON OCTOBER 30, 2009, UNLESS THE OFFER IS EXTENDED

Name:

Address:

Before making your election, please make sure you have received, read and understand the documents that make up this offer (“Offer”) (listed below the table of Eligible Stock Options).

Eligible Stock Options:

Original Grant Date	Expiration Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Vested	Shares Unvested	Exchange Ratio	Exchange Entire Eligible Option?

								☐ Yes	☐ No

								☐ Yes	☐ No

Important Offer Documents:

(1) the Offer to Exchange Certain Outstanding Options to Purchase Common Stock For a Number of Replacement Options (the “Offer to Exchange”);

(2) e-mail from Compensation and Stock Administration, dated October 2, 2009;

(3) this Election Concerning Exchange of Stock Options form (this “Election Form”);

(4) the Agreement to Terms of Election;

(5) the 2004 Equity Plan; and

(6) the form of option agreement.

The Offer is subject to the terms of these documents as they may be amended. The Offer provides eligible employees who hold eligible stock options the opportunity to exchange these options for new options as set forth in Section 1 of the Offer to Exchange. This Offer expires at 9:00 p.m., Pacific Time, on October 30, 2009, unless extended. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms. If neither box is checked, this will have the same effect as checking the “No” box such that the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms.

In accordance with the terms outlined in the Offer documents, if you elect to exchange your eligible options, you will receive replacement options covering the number of shares of common stock as determined by the exchange ratio as described in the Offer to Exchange. The replacement options will vest 33% on the first anniversary of the completion date of the Option Exchange and in substantially equal installments monthly thereafter over the subsequent two years, subject to continued employment with IDT or any of IDT’s majority-owned subsidiaries, unless otherwise prohibited under local law. This means that all replacement options will be completely unvested on the completion date of the Offer, regardless of whether the surrendered options were partially or wholly vested. You will lose your rights to all exchanged options that are cancelled under the Offer. See Sections 1 and 8 of the Offer to Exchange for further details.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

In making this election, you agree that IDT may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to IDT and to any third parties assisting IDT with the Offer, and these recipients may be located in the U.S. or elsewhere.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the completion date of the Offer, which will be 9:00 p.m. Pacific Time on October 30, 2009, unless we extend the Offer. The last valid election in place prior to 9:00 p.m. Pacific Time on the completion date of this Offer shall control.

Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election attached hereto.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2009

Address:

E-mail address:

SEND THIS ENTIRE ELECTION FORM VIA FACSIMILE TO (408) 574-6740

PRIOR TO 9:00 p.m. PACIFIC TIME ON OCTOBER 30, 2009.

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

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